LitFunding's Global Universal Commences Production of

'You've Got the Part!'

Tuesday August 29, 6:00 am ET

LAS VEGAS--(BUSINESS WIRE)--Aug. 29, 2006--LitFunding Corp. (OTCBB: LFDG - News) announced today that its wholly owned subsidiary, Global Universal Film Group ("Global Universal"), has commenced filming "You've Got the Part!", which is an innovative new reality show using the latest advancement in cell phone and Internet technologies to find Hollywood's new generation of aspiring actors. According to Jackelyn Giroux, president and CEO of Global Universal, "'You've Got The Part' takes the audition process from the front porches of America to anyone and everyone who has ever had the dream to become an actor ... it could be you!"

Anyone from age 8 to 80 can download a 15-second audition piece from the Internet, act out the monologue using the camera in their cell phone, and then e-mail their performance to www.youvegotthepart.com (which is expected to launch simultaneously with the airing of the TV pilot show). A group of leading industry casting directors will review all the entries and select the top five hopefuls to be flown to Hollywood to appear on "You've Got The Part!" in a live audition before the director of a major motion picture, a panel of judges and a voting studio audience ... all of whom can turn your 15 seconds of fame into the role of a lifetime. A star is born, and it could be you!

The final five contestants will be flown to Hollywood, where they audition live in front of a studio audience, who will vote to determine who gets the role. The only person who can overturn the audience vote, is the director and/or producer.

The show filmed its pilot episode on Aug. 24, 2006, at the ATV Studios in Glendale, Calif. Conceived, written and directed by Jackelyn Giroux ("Tryst," "Deadly Intent," "Distortions") for Global Universal, the show features two hosts, a dynamic duo of comedy, Murray Langston (most notable as the paper-bagged, "Unknown Comic" from the original "Gong Show," "Border to Border," "Double Blast," "Wishful Thinking") and Shelley Michelle ("Galaxy Hunter," "Dot Com for Murder," spokeswoman for "Body Perfect Essentials," and Hollywood's No. 1 "Body Double").

Most notably, the five winners of the cell phone audition tapes seek to win the approval of award-winning, feature film director Peter Foldy ("Silver Man," "Widow's Kiss," "Seeds of Doubt," "Tryst") and "You've Got The Part!'s" resident casting director, Steve Nave, who is responsible for casting more than 38 feature films. In the pilot episode, five girls are auditioning for the role of Tiffany in Foldy's current project "Fish and Chips," due to begin production in Australia, and to be co-produced by Global Universal, subject to financing.

LitFunding, until recently, has been specializing in the funding of litigation, through its wholly owned subsidiary LitFunding USA. Recently, LitFunding acquired Global Universal through a merger with one of LitFunding's subsidiaries, Silver Dollar Productions. Morton Reed stated he was "excited about the enormous potential for 'You've Got the Part!' and its impact on Global Universal's business. In the light of the recent success of shows like "America's Got Talent," "So You Think You Can Dance" and "American Idol," this show that gives a similar opportunity to aspiring actors seems to have a niche already carved out for it."

The statements in this press release regarding the benefits of the commencement of filming "You've Got the Part!" and any other effects resulting from any of the above are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, the success of the pilot episode, the success of the show in general, the ability to fund additional production, the risks and uncertainties of entering into a new business, risk inherent in the movie production business, the costs of operations, delays, and any other difficulties related to LitFunding's business operations and those of its subsidiaries, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements LitFunding makes in this news release include market conditions and those set forth in reports or documents it files from time to time with the SEC. LitFunding undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

LitFunding Corp., Las Vegas

Michelle DeMuth, 702-898-8388

or

Global Universal Film Group Inc., Las Vegas

Jackelyn Giroux, 702-577-3673